SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	November 2, 2007
Crystal River Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01             Entry Into a Material Definitive Agreement

On November 2, 2007, Crystal River Capital, Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to its revolving credit agreement with Signature Bank, dated as of March 1, 2006, as amended by that certain First Amendment, dated as of April 10, 2006, and that certain Second Amendment and Waiver, dated as of August 15, 2007 (the “Credit Agreement”).  Among other things, the Amendment (i) reduced the maximum advance amount available under the Credit Agreement from $21.0 million to $12.0 million, (ii) increased the applicable margin on loans from 1.75% to 2.25%, (iii) amended certain covenants and (iv) required the Company to pledge certain limited collateral.  The foregoing brief description of the terms and conditions of the Amendment is qualified in its entirety by reference the Amendment, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Third Amendment, dated as of November 2, 2007, to Credit Agreement by and between the Company and Signature Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crystal River Capital, Inc.

November 8, 2007	By:	/s/ Clifford Lai
Name: Clifford E. Lai
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit

99.1           Third Amendment, dated as of November 2, 2007, to Credit Agreement by and between the Company and Signature Bank.

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